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                                                                     EXHIBIT 5.1


                                         53rd at Third
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                                         www.lw.com

      LATHAM & WATKINS LLP
                                         FIRM / AFFILIATE OFFICES
                                         Boston        New York
                                         Brussels      Northern Virginia
                                         Chicago       Orange County
      October 24, 2005                   Frankfurt     Paris
                                         Hamburg       San Diego
                                         Hong Kong     San Francisco
                                         London        Shanghai
                                         Los Angeles   Silicon Valley
                                         Milan         Singapore
                                         Moscow        Tokyo
      DealerTrack Holdings, Inc.         New Jersey    Washington, D.C.
      1111 Marcus Avenue
      Suite M04                          File No.: 039481-0002
      Lake Success, New York 11042

            Re: Registration Statement No. 333-126944;
                Common Stock, $0.01 par value per share

      Ladies and Gentlemen:

            We have acted as special counsel to DealerTrack Holdings, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of its shares of common stock, $0.01 par value per share (the "Shares"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on July 27, 2005 (File No. 333-126944), as amended (the "Registration Statement"), and a prospectus contained therein, dated , 2005, filed with the Commission pursuant to Rule 424(b) under the Act (the "Prospectus"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the validity of the Shares.

            As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

            We are opining herein only as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

            Subject to the foregoing and when certificates representing the Shares in the form of the specimen certificate filed as an exhibit to the Registration Statement have been manually signed by an authorized officer of the transfer agent and registrar therefor and have been delivered to and paid for by the underwriters in the circumstances contemplated by the form of underwriting agreement filed as an exhibit to the Registration Statement, as of this date hereof, it is our opinion that the issuance and sale of the Shares will have been duly authorized by all

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      October 24, 2005
      Page 2



      LATHAM & WATKINS LLP

      necessary corporate action of the Company and the Shares will be validly issued, fully paid and nonassessable.

            This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
      Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                Very truly yours,

                                                /s/ Latham & Watkins LLP